Exhibit 99.1

Prestige Brands Holdings, Inc. Reports Fiscal 2017 Fourth Quarter and Full Year Results; Provides Fiscal 2018 Outlook

–	Reported revenue increased 15.8% to $240.7 million and 9.4% to $882.1 million in Q4 and fiscal 2017, respectively.

–	Generated $147.8 million in fiscal 2017 GAAP net cash provided by operating activities and adjusted non-GAAP free cash flow of $196.0 million.

–	Anticipate 18 to 20% revenue growth in fiscal 2018.

–	Fiscal 2018 GAAP EPS guidance of $2.50 to 2.60; Non-GAAP Adjusted EPS outlook of $2.58-2.68.

–	C.B. Fleet acquisition successfully closed January 26th; integration and cost savings efforts tracking as anticipated.

TARRYTOWN, N.Y.--(BUSINESS WIRE)--May 11, 2017-- Prestige Brands Holdings, Inc. (NYSE:PBH) today reported financial results for its fourth quarter and fiscal year ended March 31, 2017.
“Our solid overall fourth quarter performance was broad-based, benefitting from our diverse product offering, ongoing brand-building investments, and the strategic evolution of our portfolio throughout the fiscal year. Equally important, we closed the acquisition of C.B. Fleet in late January and are on schedule with integrating this well-positioned portfolio of brands into our existing business. This strong momentum positions our business well as we enter into fiscal 2018,” said Ron Lombardi, Chief Executive Officer of Prestige Brands.
Fiscal Fourth Quarter Ended March 31, 2017
Reported revenues in the fourth quarter of fiscal 2017 increased 15.8% to $240.7 million, compared to $207.9 million in the fourth quarter of fiscal 2016. Revenues for the quarter were driven by continued strong consumption levels across the Company’s core over-the-counter healthcare (OTC) and international brands, and incremental revenue from the DenTek® and C.B. Fleet (Fleet) acquisitions, partially offset by the divestitures of multiple non-core brands made earlier in the fiscal year. The Fleet transaction, which closed January 26th, contributed $38.7 million in revenues to fourth quarter performance. Excluding the impact of these acquisitions and divestitures, fourth quarter fiscal 2017 non-GAAP organic revenue growth increased 1.1% versus the prior year comparable quarter.
Reported net income for the fourth quarter of fiscal 2017 totaled $11.1 million, a decrease of 20.4% over the prior year comparable quarter’s net income of $13.9 million. Diluted earnings per share of $0.21 for the fourth quarter of fiscal 2017 compared to $0.26 in the prior year comparable period. Non-GAAP adjusted net income for the fourth quarter of fiscal 2017 was $28.8 million, an increase of 3.2% over the prior year period’s adjusted net income of $27.9 million. Non-GAAP adjusted earnings per share were $0.54 per share for the fourth quarter of fiscal 2017, compared to $0.52 per share in the prior year comparable period.
Adjustments to net income in the fourth quarter of fiscal 2017 and fiscal 2016 include integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, loss on extinguishment of debt, and the related income tax effects of the adjustments.
Fiscal Year Ended March 31, 2017
Reported revenues for the fiscal year ended March 31, 2017 totaled $882.1 million, an increase of 9.4%, compared to revenues of $806.2 million for the fiscal year ended March 31, 2016. After adjusting for acquisitions and divestitures, organic revenues (a non-GAAP measure) for the fiscal year ended March 31, 2017 increased 1.0%.
Reported net income for fiscal year 2017 totaled $69.4 million, or $1.30 in earnings per diluted share, compared to $99.9 million, or $1.88 per diluted share, for fiscal year 2016. On a non-GAAP basis, adjusted net income for fiscal year 2017 totaled $126.6 million, or $2.37 per diluted share, an increase of 9.6% compared to adjusted net income of $115.5 million, or $2.17 per diluted share, for fiscal 2016.
Adjustments to net income in fiscal 2017 include integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, a loss on extinguishment of debt, a net loss related to the divestiture of certain non-core brands and the related income tax effects of the adjustments. Adjustments to net income in the fiscal year 2016 included integration, transition, purchase accounting, legal and various other costs associated with acquisitions and divestitures, as well as costs associated with CEO transition.

Free Cash Flow and Balance Sheet
The Company's GAAP reported net cash provided by operating activities for the fourth fiscal quarter decreased to $7.4 million from $37.9 million a year earlier, owing primarily to various expenses related to the Fleet acquisition as well as income tax payments resulting from divestitures. Non-GAAP adjusted free cash flow for the fourth fiscal quarter was $46.8 million, down from $48.7 million in the prior year comparable quarter.
For the full-year fiscal 2017, GAAP net cash provided by operating activities was $147.8 million compared to $174.4 million in the prior year comparable period, while non-GAAP adjusted free cash flow of $196.0 increased versus $183.4 million in the prior year's period.
As expected, the Company's net debt position as of March 31, 2017 was approximately $2.2 billion, which increased versus the prior year driven by the acquisition of Fleet. At the end of fiscal 2017, the Company's covenant-defined leverage ratio was approximately 5.7x, supported by the Company’s consistent and industry-leading free cash flow. The company expects to reach an approximate 5.0x covenant-defined leverage ratio by the end of fiscal 2018.
Segment Review
North American OTC Healthcare: Segment revenues totaled $199.0 million for the fourth quarter of fiscal 2017, 16.4% higher than the prior year comparable quarter's revenues of $171.0 million. For fiscal 2017, reported revenues for the North American OTC Healthcare segment were $720.8 million, an increase of 9.6% compared to $657.9 million in the prior year comparable period. Results for both fiscal 2017 periods were favorably impacted by increased consumption among the majority of core OTC brands as well as revenues from the acquisitions of DenTek and Fleet, partially offset by divestitures of non-core OTC brands.
International OTC Healthcare: Segment fiscal Q4 2017 revenues totaled $20.2 million, 40.0% higher than the $14.5 million reported in the prior year comparable period. For the fiscal year 2017, reported revenues for the International OTC Healthcare segment were $73.3 million, an increase of 27.0% over the prior year comparable period’s revenues of $57.7 million. Fourth quarter and full-year revenues included an incremental benefit associated with revenues from DenTek and Fleet transactions.
Household Cleaning: Segment revenues totaled $21.4 million for the fourth quarter of fiscal 2017, compared with fourth quarter fiscal 2016 revenues of $22.4 million, a decrease of 4.3%. Reported revenues for fiscal year 2017 totaled $87.9 million, a 3.0% decrease over fiscal year 2016 revenues of $90.7 million.
Commentary and Outlook for Fiscal 2018
Ron Lombardi, President and CEO, stated, “In fiscal 2018, we expect continued organic growth in our existing business and incremental revenues from the acquisition of Fleet to drive growth. Embedded in our fiscal year 2018 revenue growth assumption is a pro-forma organic growth rate of 2.0% to 2.5%. We expect fiscal 2018 adjusted earnings per share in the range of $2.58 to $2.68, and adjusted non-GAAP projected free cash flow of $205 million or more. As has been our practice, we plan to continue using our industry-leading free cash flow to pay down debt and build M&A capacity,” he stated.
“Our fiscal 2018 organic growth forecast reflects our strong, diversified portfolio and brand-building efforts, which position us well in the current challenging consumer and retail environment. We look forward to fiscal 2018 and the prospects surrounding both our legacy portfolio and the recent acquisition of Fleet,” Mr. Lombardi concluded.

Fiscal 2018 Full-Year Outlook
Revenue Growth	18 to 20%
Adjusted E.P.S.*	$2.58 to $2.68
Adjusted Free Cash Flow*	$205 million or more

Board of Directors Chairman Appointment

The Company’s Board of Directors elected Ron Lombardi as Chairman of the Board.  Gary E. Costley will remain the Company’s Lead Independent Director.

“Prestige Brands has achieved many operational and financial goals during Ron Lombardi’s tenure as CEO and I am pleased to announce the Board of Directors have elected Ron Chairman of the Board," stated Gary E. Costley.  "Ron is a decisive and energetic leader who is well prepared to become Chairman of our Board.  He has successfully guided Prestige to record results, is respected inside and outside the Company, consistently builds exceptional teams, and sets high standards of performance throughout our organization.  The Board is confident he will provide outstanding leadership as Chairman, President and CEO in the coming years."

Q4 and Fiscal Year Conference Call, Accompanying Slide Presentation and Replay
The Company will host a conference call to review its fourth quarter and full year results on May 11, 2017 at 8:30 a.m. ET. The toll-free dial-in numbers are 877-233-9440 within North America and 574-990-1016 outside of North America. The conference ID number is 6720925. The Company will provide a live Internet webcast, a slide presentation to accompany the call, as well as an archived replay, all of which can be accessed from the Investor Relations page of the Company's website at www.prestigebrands.com. The slide presentation can be accessed just before the call from the Investor Relations page of the website by clicking on Webcasts and Presentations. Telephonic replays will be available for two weeks following the completion of the call and can be accessed at 855-859-2056 within North America and at 404-537-3406 from outside North America. The conference ID is 6720925.
Non-GAAP Financial Information
In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most closely related GAAP financial measure in the “About Non-GAAP Financial Measures” section at the end of this earnings release.
Note Regarding Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The "forward-looking statements" include, without limitation, statements regarding the Company's expectations regarding future operating results including revenues, adjusted earnings per share and adjusted free cash flow, the Company’s ability to meet organic growth targets, the Company’s use of free cash flow to pay down debt and build M&A capacity, and the success of the Company’s acquisition of Fleet and its brand building efforts. These statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those expected as a result of a variety of factors, including the impact of the Company’s advertising and promotional and new product development initiatives, customer inventory management initiatives, the failure to successfully integrate the Fleet brands, general economic and business conditions, fluctuating foreign exchange rates, consumer trends, competitive pressures, and the ability of the Company’s third party manufacturers and suppliers to meet demand for its products. A discussion of other factors that could cause results to vary is included in the Company's Annual Report on Form 10-K for the year ended March 31, 2016, Quarterly Report on Form 10-Q for the quarter ended December 31, 2016, and other periodic reports filed with the Securities and Exchange Commission.
About Prestige Brands Holdings, Inc.
The Company markets and distributes brand name over-the-counter and household cleaning products throughout the U.S. and Canada, Australia, and in certain other international markets. The Company's brands include Monistat® and Summer’s Eve® women's health products, BC® and Goody's® pain relievers, Clear Eyes® eye care products, DenTek® specialty oral care products, Dramamine® motion sickness treatments, Chloraseptic® sore throat treatments, Compound W® wart treatments, Little Remedies® pediatric over-the-counter products, The Doctor's® NightGuard® dental protector, Efferdent® denture care products, Luden's® throat drops, Beano® gas prevention, Debrox® earwax remover, Gaviscon® antacid in Canada, and

Hydralyte® rehydration products and the Fess® line of nasal and sinus care products in Australia. Visit the Company's website at www.prestigebrands.com.
* See the “About Non-GAAP Financial Measures” section of this report for further presentation information. Beginning April 1, 2017, organic revenue growth definition includes pro forma sales associated with the Fleet transaction as if the combination occurred April 1, 2016.

Prestige Brands Holdings, Inc.
Consolidated Statement of Income and Comprehensive Income
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
(In thousands, except per share data)	2017	2016	2017	2016
Revenues
Net sales	$240,594	$207,054	$881,113	$803,088
Other revenues	76	801	947	3,159
Total revenues	240,670	207,855	882,060	806,247

Cost of Sales
Cost of sales	110,487	89,604	381,774	339,036
Gross profit	130,183	118,251	500,286	467,211

Operating Expenses
Advertising and promotion	41,450	26,552	128,359	110,802
General and administrative	28,760	20,232	89,143	72,418
Depreciation and amortization	6,651	6,198	25,351	23,676
Loss on divestitures	268	—	51,820	—
Total operating expenses	77,129	52,982	294,673	206,896
Operating income	53,054	65,269	205,613	260,315

Other (income) expense
Interest income	(54)	(71)	(203)	(162)
Interest expense	32,886	23,218	93,546	85,322
Loss on extinguishment of debt	1,420	17,519	1,420	17,970
Total other expense	34,252	40,666	94,763	103,130

Income before income taxes	18,802	24,603	110,850	157,185
Provision for income taxes	7,712	10,667	41,455	57,278
Net income	$11,090	$13,936	$69,395	$99,907

Earnings per share:
Basic	$0.21	$0.26	$1.31	$1.89
Diluted	$0.21	$0.26	$1.30	$1.88

Weighted average shares outstanding:
Basic	53,009	52,833	52,976	52,754
Diluted	53,419	53,252	53,362	53,143

Comprehensive income, net of tax:
Currency translation adjustments	9,282	6,449	(2,575)	(113)
Pension liability	(252)	—	(252)	—
Total other comprehensive income (loss)	9,030	6,449	(2,827)	(113)
Comprehensive income	$20,120	$20,385	$66,568	$99,794

Prestige Brands Holdings, Inc.
Consolidated Balance Sheet
(Unaudited)

(In thousands)	March 31,
Assets	2017	2016
Current assets
Cash and cash equivalents	$41,855	$27,230
Accounts receivable, net	136,742	95,247
Inventories	115,609	91,263
Deferred income tax assets	—	10,108
Prepaid expenses and other current assets	40,228	25,165
Total current assets	334,434	249,013

Property, plant and equipment, net	50,595	15,540
Goodwill	615,252	360,191
Intangible assets, net	2,903,613	2,322,723
Other long-term assets	7,454	1,324
Total Assets	$3,911,348	$2,948,791

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$70,218	$38,296
Accrued interest payable	8,130	8,664
Other accrued liabilities	83,661	59,724
Total current liabilities	162,009	106,684

Long-term debt
Principal amount	2,222,000	1,652,500
Less unamortized debt costs	(28,268)	(27,191)
Long-term debt, net	2,193,732	1,625,309

Deferred income tax liabilities	715,086	469,622
Other long-term liabilities	17,972	2,840
Total Liabilities	3,088,799	2,204,455

Stockholders' Equity
Preferred stock - $0.01 par value
Authorized - 5,000 shares
Issued and outstanding - None	—	—
Common stock - $0.01 par value
Authorized - 250,000 shares
Issued – 53,287 shares at March 31, 2017 and 53,066 shares at March 31, 2016	533	530
Additional paid-in capital	458,255	445,182
Treasury stock, at cost – 332 shares at March 31, 2017 and 306 at March 31, 2016	(6,594)	(5,163)
Accumulated other comprehensive loss, net of tax	(26,352)	(23,525)
Retained earnings	396,707	327,312
Total Stockholders' Equity	822,549	744,336

Total Liabilities and Stockholders' Equity	$3,911,348	$2,948,791

Prestige Brands Holdings, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Year Ended March 31,
(In thousands)	2017	2016
Operating Activities
Net income	$69,395	$99,907
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,792	23,676
Loss on divestitures and sales of property and equipment	51,820	—
Deferred income taxes	(5,778)	46,152
Long term income taxes payable	581	(332)
Amortization of debt origination costs	8,633	8,994
Stock-based compensation costs	8,148	9,954
Loss on extinguishment of debt	1,420	17,970
Premium payment on 2012 Senior Notes	—	(10,158)
Lease termination costs	524	—
Loss (gain) on sale or disposal of property and equipment	573	(35)
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable	(18,938)	1,824
Inventories	(10,262)	(3,005)
Prepaid expenses and other assets	(1,996)	(7,921)
Accounts payable	21,447	(11,348)
Accrued liabilities	2,497	(1,328)
Noncurrent assets and liabilities	(6,084)	—
Net cash provided by operating activities	147,772	174,350

Investing Activities
Purchases of property and equipment	(2,977)	(3,568)
Proceeds from divestitures	110,717	—
Proceeds from the sale of property and equipment	85	344
Proceeds from Insight Pharmaceuticals working capital arbitration settlement	—	7,237
Proceeds from DenTek working capital arbitration settlement	1,419	—
Acquisition of DenTek, less cash acquired	—	(226,984)
Acquisition of C.B. Fleet, less cash acquired	(803,839)	—
Net cash used in investing activities	(694,595)	(222,971)

Financing Activities
Proceeds from issuance of 2016 Senior Notes	—	350,000
Repayment of 2012 Senior Notes	—	(250,000)
Borrowings under Bridge term loans	—	80,000
Repayments under Bridge term loans	—	(80,000)
Proceeds from issuance of Term Loan	1,427,000	—
Term Loan repayments resulting from refinancing	(687,000)	—
Term Loan repayments	(175,500)	(60,000)
Borrowings under revolving credit agreement	110,000	115,000
Repayments under revolving credit agreement	(105,000)	(96,100)
Payments of debt origination costs	(11,140)	(11,828)
Proceeds from exercise of stock options	4,028	6,689
Proceeds from restricted stock exercises	—	544
Excess tax benefits from share-based awards	900	1,960
Fair value of shares surrendered as payment of tax withholding	(1,431)	(2,229)
Net cash provided by financing activities	561,857	54,036

Effects of exchange rate changes on cash and cash equivalents	(409)	497
Increase in cash and cash equivalents	14,625	5,912
Cash and cash equivalents - beginning of year	27,230	21,318
Cash and cash equivalents - end of year	$41,855	$27,230

Interest paid	$85,209	$79,132
Income taxes paid	$47,999	$15,352

Prestige Brands Holdings, Inc.
Consolidated Statement of Income
Business Segments
(Unaudited)

	Three Months Ended March 31, 2017
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$201,003	$20,226	$21,377	$242,606
Elimination of intersegment revenues	(2,012)	—	—	(2,012)
Third-party segment revenues	198,991	20,226	21,377	240,594
Other revenues	33	11	32	76
Total segment revenues	199,024	20,237	21,409	240,670
Cost of sales	84,736	9,067	16,684	110,487
Gross profit	114,288	11,170	4,725	130,183
Advertising and promotion	35,814	4,564	1,072	41,450
Contribution margin	$78,474	$6,606	$3,653	$88,733
Other operating expenses				35,679
Operating income				53,054
Other expense				34,252
Income before income taxes				18,802
Provision for income taxes				7,712
Net income				$11,090

	Year Ended March 31, 2017
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$724,991	$73,287	$87,035	$885,313
Elimination of intersegment revenues	(4,200)	—	—	(4,200)
Third-party segment revenues	720,791	73,287	87,035	881,113
Other revenues	33	17	897	947
Total segment revenues	720,824	73,304	87,932	882,060
Cost of sales	282,750	30,789	68,235	381,774
Gross profit	438,074	42,515	19,697	500,286
Advertising and promotion	112,465	13,434	2,460	128,359
Contribution margin	$325,609	$29,081	$17,237	$371,927
Other operating expenses*				166,314
Operating income				205,613
Other expense				94,763
Income before income taxes				110,850
Provision for income taxes				41,455
Net income				$69,395
*Other operating expenses for the twelve months ended March 31, 2017 includes a pre-tax net loss of $51.8 million related to divestitures. These divestitures include Pediacare, New Skin, Fiber Choice, e.p.t, Dermoplast, and license rights in certain geographic areas pertaining to Comet. The assets and corresponding contribution margin associated with the pre-tax net loss on divestitures related to Pediacare, New Skin, Fiber Choice, e.p.t and Dermoplast are included within the North American OTC Healthcare segment, while the pre-tax gain on sale of license rights related to Comet are included in the Household Cleaning segment.

	Three Months Ended March 31, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$171,253	$14,457	$21,577	$207,287
Elimination of intersegment revenues	(233)	—	—	(233)
Third-party segment revenues	171,020	14,457	21,577	207,054
Other revenues	(1)	3	799	801
Total segment revenues	171,019	14,460	22,376	207,855
Cost of sales	67,739	5,329	16,536	89,604
Gross profit	103,280	9,131	5,840	118,251
Advertising and promotion	23,286	2,776	490	26,552
Contribution margin	$79,994	$6,355	$5,350	$91,699
Other operating expenses				26,430
Operating income				65,269
Other expense				40,666
Income before income taxes				24,603
Provision for income taxes				10,667
Net income				$13,936

	Year Ended March 31, 2016
(In thousands)	North American OTC Healthcare	International OTC Healthcare	Household Cleaning	Consolidated
Gross segment revenues	$660,518	$57,670	$87,561	$805,749
Elimination of intersegment revenues	(2,661)	—	—	(2,661)
Third-party segment revenues	657,857	57,670	87,561	803,088
Other revenues	14	43	3,102	3,159
Total segment revenues	657,871	57,713	90,663	806,247
Cost of sales	250,018	21,676	67,342	339,036
Gross profit	407,853	36,037	23,321	467,211
Advertising and promotion	97,393	11,114	2,295	110,802
Contribution margin	$310,460	$24,923	$21,026	$356,409
Other operating expenses				96,094
Operating income				260,315
Other expense				103,130
Income before income taxes				157,185
Provision for income taxes				57,278
Net income				$99,907

About Non-GAAP Financial Measures
We have pursued various strategic initiatives and completed a number of acquisitions in recent years that have resulted in revenues that would not have otherwise been recognized. The frequency and the amount of such revenues vary significantly based on the size, timing and complexity of the transaction. In addition to financial results reported in accordance with GAAP, we disclose certain Non-GAAP financial measures ("NGFMs"), including, but not limited to, Non-GAAP Organic Revenues, Non-GAAP Adjusted Gross Margin, Non-GAAP Adjusted Gross Margin Percentage, Non-GAAP Adjusted Advertising and Promotion Expense, Non-GAAP Adjusted Advertising and Promotion Expense Percentage Non-GAAP Adjusted General and Administrative Expense, Non-GAAP Adjusted General and Administrative Expense Percentage, Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Adjusted EBITDA Margin, Non-GAAP Adjusted Net Income, Non-GAAP Adjusted EPS, Non-GAAP Free Cash Flow, and Non-GAAP Adjusted Free Cash Flow. We use these NGFMs internally, along with GAAP information, in evaluating our operating performance and in making financial and operational decisions. We believe that the presentation of these NGFMs provides investors with greater transparency, and provides a more complete understanding of our business than could be obtained absent these disclosures, because the supplemental data relating to our financial condition and results of operations provides additional ways to view our operation when considered with both our GAAP results and the reconciliations below. In addition, we believe that the presentation of each of these NGFMs is useful to investors for period-to-period comparisons of results in assessing shareholder value, and we use these NGFMs internally to evaluate the performance of our personnel and also to evaluate our operating performance and compare our performance to that of our competitors.
These NGFMs are not in accordance with GAAP, should not be considered as a measure of profitability or liquidity, and may not be directly comparable to similarly titled NGFMs reported by other companies. These NGFMs have limitations and they should not be considered in isolation from or as an alternative to their most closely related GAAP measures reconciled below. Investors should not rely on any single financial measure when evaluating our business. We recommend investors review the GAAP financial measures included in this earnings release. When viewed in conjunction with our GAAP results and the reconciliations below, we believe these NGFMs provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone.

NGFMs Defined
We define our NGFMs presented herein as follows:

•	Non-GAAP Organic Revenues: GAAP Total Revenues excluding revenues associated with products acquired or divested in the periods presented.

•	Non-GAAP Adjusted Gross Margin: GAAP Gross Profit minus inventory set-up charges and certain integration, transition and other acquisition related costs.

•	Non-GAAP Adjusted Gross Margin Percentage: Calculated as Non-GAAP Adjusted Gross Margin divided by GAAP Total Revenues.

•	Non-GAAP Adjusted Advertising and Promotion Expense: GAAP Advertising and Promotion expenses minus certain integration, transition and other acquisition related costs.

•	Non-GAAP Adjusted Advertising and Promotion Expense Percentage: Calculated as Non-GAAP Adjusted Advertising and Promotion expense divided by GAAP Total Revenues.

•
Non-GAAP Adjusted General and Administrative Expense: GAAP General and Administrative expenses minus certain other legal and professional fees, integration, transition and other acquisition related costs, divestiture costs, and costs associated with our CEO transition.

•	Non-GAAP Adjusted General and Administrative Expense Percentage: Calculated as Non-GAAP Adjusted General and Administrative expense divided by GAAP Total Revenues.

•	Non-GAAP EBITDA: GAAP Net Income less interest expense (income), income taxes, and depreciation and amortization.

•	Non-GAAP EBITDA Margin: Calculated as Non-GAAP EBITDA divided by GAAP Total Revenues.

•
Non-GAAP Adjusted EBITDA: Non-GAAP EBITDA less inventory set-up charges, certain other legal and professional fees, integration, transition and other acquisition related costs, divestiture costs, costs associated with our CEO transition, loss on extinguishment of debt, and gain/loss on divestitures.

•	Non-GAAP Adjusted EBITDA Margin: Calculated as Non-GAAP Adjusted EBITDA divided by GAAP Total Revenues.

•
Non-GAAP Adjusted Net Income: GAAP Net Income before certain other legal and professional fees, integration, transition and other acquisition related costs, divestiture costs, costs associated with our CEO transition, accelerated amortization of debt origination costs due to sale of assets, additional interest expense on debt refinancing, loss on extinguishment of debt, gain/loss on divestitures, applicable tax impacts associated with these items, income tax related to adjustments and other non-deductible items.

•	Non-GAAP Adjusted EPS: Calculated as Non-GAAP Adjusted Net Income, divided by the weighted average number of common and potential common shares outstanding during the period.

•	Non-GAAP Free Cash Flow: GAAP Net cash provided by operating activities less cash paid for capital expenditures.

•
Non-GAAP Adjusted Free Cash Flow: Non-GAAP Free Cash Flow plus cash payments made for integration, transition, and other costs associated with acquisitions and divestitures, premium payment on extinguishment of Senior Notes, additional interest expense on debt refinancing, pension obligation funding and additional income tax payments associated with divestitures.

The following tables set forth the reconciliations of each of our NGFMs to their most directly comparable financial measures presented in accordance with GAAP.

Reconciliation of GAAP Total Revenues to Non-GAAP Organic Revenues and related growth percentages:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Total Revenues	$240,670	$207,855	$882,060	$806,247
Revenue Growth	15.8%		9.4%
Adjustments:
Revenues associated with acquisitions (1)	(43,125)	—	(94,293)	—
Revenues associated with divested brands (2)	—	(12,460)	—	(26,002)
Total adjustments	(43,125)	(12,460)	(94,293)	(26,002)
Non-GAAP Organic Revenues	$197,545	$195,395	$787,767	$780,245
Organic Revenue Growth	1.1%		1.0%
(1) Revenues of our acquisitions, Fleet and DenTek, are excluded for purposes of calculating Non-GAAP organic revenues. These revenue adjustments relate to our North American and International OTC Healthcare segments.
(2) Revenues of our divested brands have been excluded from the current year and the prior year for purposes of calculating Non-GAAP organic revenues. These revenue adjustments relate to our North American OTC Healthcare segment and our Household Cleaning segment.

Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Margin and related Adjusted Gross Margin percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Total Revenues	$240,670	$207,855	$882,060	$806,247

GAAP Gross Profit	$130,183	$118,251	$500,286	$467,211
Adjustments:
Inventory step-up charges and other costs associated with acquisitions (1)	1,664	1,387	1,664	1,387
Integration, transition and other costs associated with acquisitions	1,367	—	1,367	—
Total adjustments	3,031	1,387	3,031	1,387
Non-GAAP Adjusted Gross Margin	$133,214	$119,638	$503,317	$468,598
Non-GAAP Adjusted Gross Margin %	55.4%	57.6%	57.1%	58.1%
(1) Inventory step-up charges relate to our North American and International OTC Healthcare segments.

Reconciliation of GAAP Advertising and Promotion Expense and related GAAP Advertising and Promotion Expense percentage to Non-GAAP Adjusted Advertising and Promotion Expense and related Non-GAAP Adjusted Advertising and Promotion Expense percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Advertising and Promotion Expense	$41,450	$26,552	$128,359	$110,802
GAAP Advertising and Promotion Expense as a Percentage of GAAP Total Revenue	17.2%	12.8%	14.6%	13.7%
Adjustments:
Integration, transition and other costs associated with acquisitions (1)	2,242	—	2,242	—
Total adjustments	2,242	—	2,242	—
Non-GAAP Adjusted Advertising and Promotion Expense	$39,208	$26,552	$126,117	$110,802
Non-GAAP Adjusted Advertising and Promotion Expense as a Percentage of GAAP Total Revenues	16.3%	12.8%	14.3%	13.7%
(1) Acquisition related items represent costs related to integrating the advertising agencies of the recently acquired businesses.

Reconciliation of GAAP General and Administrative Expense and related GAAP General and Administrative Expense percentage to Non-GAAP Adjusted General and Administrative Expense and related Non-GAAP Adjusted General and Administrative Expense percentage:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP General and Administrative Expense	$28,760	$20,232	$89,143	$72,418
GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue	11.9%	9.7%	10.1%	9.0%
Adjustments:
Costs associated with CEO transition (1)	—	—	—	1,406
Legal and professional fees associated with acquisitions and divestitures (2)	3,431	1,096	6,560	2,112
Integration, transition and other costs associated with acquisitions and divestitures (2)	5,756	289	9,455	289
Total adjustments	9,187	1,385	16,015	3,807
Non-GAAP Adjusted General and Administrative Expense	$19,573	$18,847	$73,128	$68,611
Non-GAAP Adjusted General and Administrative Expense as a Percentage of GAAP Total Revenues	8.1%	9.1%	8.3%	8.5%
(1) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(2) Acquisition related items represent costs related to integrating recently acquired businesses, including (but not limited to) costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and related Non-GAAP EBITDA Margin, Non-GAAP Adjusted EBITDA and related Non-GAAP Adjusted EBITDA Margin:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Net Income	$11,090	$13,936	$69,395	$99,907
Interest expense, net	32,832	23,147	93,343	85,160
Provision for income taxes	7,712	10,667	41,455	57,278
Depreciation and amortization	7,092	6,198	25,792	23,676
Non-GAAP EBITDA	58,726	53,948	229,985	266,021
Non-GAAP EBITDA Margin	24.4%	26.0%	26.1%	33.0%
Adjustments:
Inventory step-up charges and other costs associated with acquisitions(1)	1,664	1,387	1,664	1,387
Integration, transition and other costs associated with acquisitions and divestitures in Cost of Goods Sold (3)	1,367	—	1,367	—
Integration, transition and other costs associated with acquisitions and divestitures in Advertising and Promotion Expense(3)	2,242	—	2,242	—
Integration, transition and other costs associated with acquisitions and divestitures in General and Administrative Expense(3)	5,756	289	9,455	289
Costs associated with CEO transition (2)	—	—	—	1,406
Legal and professional fees associated with acquisitions and divestitures (3)	3,431	1,096	6,560	2,112
Loss on extinguishment of debt	1,420	17,519	1,420	17,970
(Gain) loss on divestitures	268	—	51,820	—
Total adjustments	16,148	20,291	74,528	23,164
Non-GAAP Adjusted EBITDA	$74,874	$74,239	$304,513	$289,185
Non-GAAP Adjusted EBITDA Margin	31.1%	35.7%	34.5%	35.9%
(1) Inventory step-up charges relate to our North American and International OTC Healthcare segments.
(2) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(3) Acquisition related items represent costs related to integrating recently acquired businesses, including (but not limited to) costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and related Adjusted Earnings Per Share:

	Three Months Ended March 31,				Year Ended March 31,
	2017	2017 Adjusted EPS	2016	2016 Adjusted EPS	2017	2017 Adjusted EPS	2016	2016 Adjusted EPS
(In thousands)
GAAP Net Income	$11,090	$0.21	$13,936	$0.26	$69,395	$1.30	$99,907	$1.88
Adjustments:
Inventory step-up charges and other costs associated with acquisitions (1)	1,664	0.03	1,387	0.03	1,664	0.03	1,387	0.03
Integration, transition and other costs associated with acquisitions and divestitures in Cost of Goods Sold (2)	1,367	0.03	—	—	1,367	0.03	—	—
Integration, transition and other costs associated with acquisitions and divestitures in Advertising and Promotion Expense(2)	2,242	0.04	—	—	2,242	0.04	—	—
Integration, transition and other costs associated with acquisitions and divestitures in General and Administrative Expense (2)	5,756	0.11	289	0.01	9,455	0.18	289	0.01
Costs associated with CEO transition (3)	—	—	—	—	—	—	1,406	0.02
Legal and professional fees associated with acquisitions and divestitures (2)	3,431	0.06	1,096	0.02	6,560	0.12	2,112	0.04
Accelerated amortization of debt origination costs (4)	575	0.01	—	—	1,706	0.03	—	—
Additional interest expense as a result of Term Loan debt refinancing (5)	9,184	0.17	—	—	9,184	0.17	—	—
Loss on extinguishment of debt	1,420	0.03	17,519	0.33	1,420	0.03	17,970	0.34
(Gain) loss on divestitures	268	0.01	—	—	51,820	0.97	—	—
Tax impact of adjustments (6)	(9,438)	(0.18)	(6,294)	(0.13)	(28,024)	(0.53)	(7,608)	(0.15)
Income tax related to adjustments (7)	1,278	0.02	—	—	(199)	—	—	—
Total adjustments	17,747	0.33	13,997	0.26	57,195	1.07	15,556	0.29
Non-GAAP Adjusted Net Income and Adjusted EPS	$28,837	$0.54	$27,933	$0.52	$126,590	$2.37	$115,463	$2.17
(1) Inventory set-up charges relate to our North American and International OTC Healthcare segments.
(2) Acquisition related items represent costs related to integrating recently acquired businesses, including (but not limited to) costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.
(3) Costs relate to search fees associated with CEO and CFO transition and certain accelerated stock compensation costs related to our former CEO.
(4) Higher amortization of debt origination costs resulting from debt payments on our term loan from the proceeds from divestitures.
(5) Primarily bank commitment fees related to the recently acquired Fleet business.
(6) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.
(7) Income tax adjustments relate primarily to the expiration of certain statute of limitations associated with certain tax reserves and a normalized tax rate of 35.5%.

Reconciliation of GAAP Net Income to Non-GAAP Free Cash Flow and Non-GAAP Adjusted Free Cash Flow:

	Three Months Ended March 31,		Year Ended March 31,
	2017	2016	2017	2016
(In thousands)
GAAP Net Income	$11,090	$13,936	$69,395	$99,907
Adjustments:
Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows	21,347	34,206	91,713	96,221
Changes in operating assets and liabilities, net of effects from acquisitions as shown in the Statement of Cash Flows	(25,013)	(10,243)	(13,336)	(21,778)
Total adjustments	(3,666)	23,963	78,377	74,443
GAAP Net cash provided by operating activities	7,424	37,899	147,772	174,350
Purchases of property and equipment	(1,042)	(1,028)	(2,977)	(3,568)
Non-GAAP Free Cash Flow	6,382	36,871	144,795	170,782
Premium payment on extinguishment of 2012 Senior Notes	—	10,158	—	10,158
Integration, transition and other payments associated with acquisitions and divestitures (1)	8,304	1,665	10,448	2,461
Additional interest on Term Loan refinance (2)	9,184	—	9,184	—
Pension contribution	6,000	—	6,000	—
Additional income tax payments associated with divestitures (3)	16,956	—	25,545	—
Non-GAAP Adjusted Free Cash Flow	$46,826	$48,694	$195,972	$183,401
(1) Acquisition related items represent payments related to integrating recently acquired businesses, including (but not limited to) costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.
(2) Primarily bank commitment fees related to the recently acquired Fleet business.
(3) Additional income tax payments resulting from divestitures.

Outlook for Fiscal Year 2018:

Reconciliation of Projected GAAP EPS to Projected Non-GAAP Adjusted EPS:

	2018 Projected EPS
	Low	High
Projected FY'18 GAAP EPS	$2.50	$2.60
Adjustments:
Costs associated with Fleet integration (1)	0.08	0.08
Total adjustments	0.08	0.08
Projected Non-GAAP Adjusted EPS	$2.58	$2.68
(1) Acquisition related items represent costs related to integrating recently acquired businesses, including (but not limited to) warehouse consolidation, costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.

Reconciliation of Projected GAAP Net cash provided by operating activities to Projected Non-GAAP Adjusted Free Cash Flow:

2018 Projected Free Cash Flow
(In millions)
Projected FY'18 GAAP Net cash provided by operating activities	$210
Additions to property and equipment for cash	(10)
Projected Non-GAAP Free Cash Flow	200
Payments associated with acquisitions (1)	8
Tax effect of payments associated with acquisitions	(3)
Projected Non-GAAP Adjusted Free Cash Flow	$205
(1) Acquisition related items represent costs related to integrating recently acquired businesses, including (but not limited to) warehouse consolidation, costs to exit or convert contractual obligations, severance, information system conversion and consulting costs, and certain costs related to the consummation of the acquisition process such as legal and other acquisition related professional fees.